UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2006

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 3, 2006, we entered into a Separation Agreement and General Release (the “Agreement”) with Steven J. Geiser, our Corporate Vice President, Chief Financial Officer and Treasurer, in connection with Mr. Geiser’s decision to resign, effective February 3, 2006, from his positions with our company. Mr. Geiser has agreed to make himself available to Spansion Inc. (the “Company”) to assist in the transition of his responsibilities. A copy of the Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

On February 3, 2006, in connection with his promotion to Chief Operating Officer, we increased the annual base salary of James E. Doran, formerly our Executive Vice President, Group Operations, by $50,000 to $425,000.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On January 30, 2006, Steven J. Geiser notified us of his decision to resign from his positions as Corporate Vice President, Chief Financial Officer and Treasurer, of the Company. Mr. Geiser’s resignation is effective February 3, 2006, as announced in the Company’s press release attached as Exhibit 99.2 to this Current Report. Mr. Geiser served as the Company’s principal financial officer and principal accounting officer.

(c)	On February 3, 2006, we appointed Eric Branderiz as the Company’s Interim Chief Financial Officer and acting principal financial and accounting officer, effective February 3, 2006 and until such time as a Chief Financial Officer is appointed. Mr. Branderiz, who is 40 years of age, has served as our Vice President and Corporate Controller since February 1, 2006. From January 2005 until January 2006, Mr. Branderiz served as our director and Corporate Controller, and from July 2003 until January 2005, he served as our Corporate Controller. From May 2002 until July 2003, Mr. Branderiz served as division controller for sales and marketing in the Americas for Advanced Micro Devices, Inc. (“AMD”). From September 1996 through May 2002, he served as an auditor for Ernst & Young LLP. Mr. Branderiz is a Certified Public Accountant and has a Business Commerce Degree from the University of Alberta, Canada.

On February 3, 2006, we appointed James E. Doran as the Company’s Chief Operating Officer and principal operating officer, effective February 3, 2006. Mr. Doran, age 57, has served as our Executive Vice President of Group Operations since April 2004. From July 2003 through April 2004, Mr. Doran was our Group Vice President of Worldwide Technology Development and Manufacturing. In addition, from July 2003 until December of 2005, Mr. Doran served as a member of Spansion LLC’s Board of Managers and, since November 2005, has served as a member of the Company’s Board of Directors. As Executive Vice President of Worldwide Operations, he shares responsibility for global manufacturing, technology, logistics, IT and quality with fellow Executive Vice President, Kazunori Imaoka. From March 2001 to June 2003, Mr. Doran served as Vice President of Worldwide Technology Development and Manufacturing for the AMD Memory Group. Prior to that, Mr. Doran was Vice President and General Manager of Advanced Micro Devices Saxony GmbH in Dresden, Germany from September 1999 to March 2001. Prior to September 1999, Mr. Doran served as Vice

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President Fab 25 and earlier as Vice President, Submicron Development Center (SDC) Operations. Mr. Doran joined AMD in 1990 as director of the SDC. Before joining AMD, Mr. Doran was Vice President of Operations for Paradigm Semiconductor and a fab manager at Intel Corporation. Mr. Doran holds a bachelor’s degree in physics from Northwestern University and a master’s degree in physics from the University of Wisconsin.

Item 7.01. Regulation FD Disclosure.

On Friday, February 3, 2006, the Company issued a press release announcing certain changes to its management structure. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Item 7.01, including Exhibit 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On February 3, 2006, Richard Previte retired from his positions as Executive Vice President and Chief Administrative Officer of the Company, as announced in the Company’s press release attached as Exhibit 99.2 to this Current Report.

On February 3, 2006, we appointed Robert C. Melendres as Executive Vice President of Corporate Development, General Counsel and Corporate Secretary. Prior to such time, Mr. Melendres served as the Company’s Corporate Vice President, Corporate Development, General Counsel and Corporate Secretary.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Separation Agreement and General Release dated February 3, 2006.

Exhibit 99.2	Press Release dated February 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: February 3, 2006	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Corporate Development, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit 99.1	Separation Agreement and General Release dated February 3, 2006.

Exhibit 99.2	Press Release dated February 3, 2006.

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